UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): April 25, 2022

SUPER MICRO COMPUTER, INC.
(Exact name of registrant specified in its charter)

Delaware	001-33383	77-0353939
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
980 Rock Avenue, San Jose, California 95131
(Address of principal executive offices, including Zip Code)
(408) 503-8000
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered or to be registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	SMCI	The NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act (17 CFR 230.405) or Rule 12b-2 of the Exchange Act (17 CFR 240.12b-2).

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement
Credit Agreement with Mega Bank

On April 25, 2022 (the “Effective Date”), Super Micro Computer Inc. Taiwan (the “Subsidiary”), a Taiwan corporation and wholly-owned subsidiary of Super Micro Computer, Inc. (the “Company”), entered into a US$20 million (or foreign currency equivalent) (the “Credit Limit”) Omnibus Credit Authorization Agreement (the “Omnibus Credit Authorization Agreement”) with Mega International Commercial Bank (“Mega Bank”). The Omnibus Credit Authorization Agreement permits individual credit authorizations subject to specified drawdown conditions up to the Credit Limit (on a revolving basis) to be used as loans for the purchase of materials or supplies. During the loan period, the Company is required to maintain 100% direct or indirect share ownership of the Subsidiary.

Pursuant to the Omnibus Credit Authorization Agreement, the Subsidiary also entered into both a Credit Authorization Agreement (the “Credit Authorization Agreement”) and Credit Authorization Approval Notice (the “Credit Authorization Approval Notice”) with Mega Bank and associated branch of Mega Bank, respectively. Pursuant to such Agreement and Notice, Mega Bank permits the Subsidiary to make drawdowns up to the Credit Limit for short-term loans for material purchases with a tenor not to exceed 120 days on a revolving basis. Interest on such drawdowns is based upon TAIFX OFFER for 6 months, subject to periodic adjustment and adjustment in certain other circumstances, such as failure to maintain a sufficient balance in a demand deposit account with Mega Bank which are subject to the bank’s right of set off. Amounts borrowed are otherwise unsecured, and the Credit Authorization Agreement has customary default provisions permitting Mega Bank to reduce the extension of credit, shorten the term for loan repayment or declare all of the amounts immediately due and payable. The Company is not a guarantor under the Credit Authorization Agreement or Credit Authorization Approval Notice.

The foregoing descriptions of the Omnibus Credit Authorization Agreement, Credit Authorization Agreement, and Credit Authorization Approval Notice do not purport to be complete and are qualified in their entirety by reference to the English language translations thereof which are filed hereby as Exhibit 10.1, Exhibit 10.2, and Exhibit 10.3, respectively, and are incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant
The information set forth under Item 1.01 of this Current Report on Form 8-K is incorporated by reference in this Item 2.03.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

Exhibit Number	Description

10.1	English language translation of the Omnibus Credit Authorization Agreement dated as of April 25, 2022 between Super Micro Computer, Inc. Taiwan and Mega International Commercial Bank
10.2	English language translation of the Credit Authorization Agreement dated as of April 25, 2022 between Super Micro Computer, Inc. Taiwan and Mega International Commercial Bank
10.3	English language translation of the Credit Authorization Approval Notice dated as of March 4, 2022 between Super Micro Computer, Inc. Taiwan and Mega International Commercial Bank (Linkou Branch)
104	The cover page from this Current Report on Form 8-K, formatted in Inline XBRL.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUPER MICRO COMPUTER, INC.

Date: April 28, 2022	By:	/s/ Charles Liang
President, Chief Executive Officer and Chairman of the Board